Exhibit 99.2

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma condensed financial statements give effect to the acquisition of NKF Electronics N.V. (“NKF”) by Optelecom, Inc. (“Optelecom”). The acquisition was completed on March 8, 2005 and was pursuant to a Share Purchase Agreement dated March 8, 2005. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the acquisition were recorded at estimated fair values as determined by Optelecom’s management based on information currently available and on current assumptions as to future operations. Optelecom has allocated the purchase price based on the preliminary estimates of the fair value of the identified intangible assets and their remaining useful lives. The allocation was based on management’s estimates and is subject to revision once the independent third party valuation is completed. The unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and the accompanying notes of Optelecom, Inc. and the historical financial statements and the accompanying notes of NKF which are included elsewhere in this filing.  The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on December 31, 2004 and is shown in U.S. dollars.  The unaudited pro forma combined condensed statement of operations assumes the acquisition took place on January 1, 2004.  The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

Optelecom, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

As of December 31, 2004

		NKF	NKF		NKF
		Dutch	US GAAP	NKF	US GAAP
	Optelecom,	GAAP	Adjustments	US GAAP	in U.S.	Pro Forma		Optelecom
	Inc.	in Euros	in Euros	in Euros	Dollars	Adjustments		Pro Forma
	(1)	(2)	(3)	(4)	(5)	(6)		(7)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,919	€3,582	€0	€3,582	$4,849	$(4,849	)(b)	$2,919
Accounts and contracts receivable, net	3,016	€5,472	€0	€5,472	7,408			10,424
Inventories, net	2,868	€2,047	€0	€2,047	2,771			5,639
Deferred tax asset - current	768	€0	€0	€0	0	—		768
Prepaid expenses and other current assets	519	€0	€22	€22	30	—		549
Total current assets	10,090	€11,101	€22	€11,123	15,058	(4,849)		20,299

Property and equipment, net	1,870	€689	0	€689	933	—		2,803
Deferred tax asset - non-current	406	€104	€229	€333	451	—		857
Capitalized Software	(0)	€0	€164	€164	222	—		222
Goodwill and other intangible assets		€728	€1,735	€2,463	3,334	16,528	(a) (b)(d)	19,862
TOTAL ASSETS	$12,366	€12,622	€2,150	€14,772	$19,998	$11,679		$44,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$799	€1,099	€0	€1,099	$1,488	$2,000	(a)	$4,287
Accrued payroll	394	€0	€0	€0	0	—		394
Commissions payable	298	€0	€0	€0	0	—		298
Current portion of notes payable	45	€6,403	€0	€6,403	8,668	(8,668	)(c)(d)	45
Accrued warranty reserve	130	€825	€0	€825	1,117	(846	)(c)	401
Other current liabilities	523	€1,742	€0	€1,742	2,358	1,182	(c)(e)	4,062
Total current liabilities	2,189	€10,069	€0	€10,069	13,631	(6,332)		9,488

LONG-TERM LIABILITIES:
Notes payable	45	€0	€0	€0	0	24,208	(a)	24,253
Deferred tax liability			€441	€441	597	—		597
Security deposit payable	12	€0	€0	€0	0	—		12
Deferred rent liability	186	€0	€0	€0	0	—		186
Total liabilities	2,432	€10,069	€441	€10,510	14,228	17,876		34,536

STOCKHOLDERS’ EQUITY :
Common stock	95	€0	€0	€0	0	—		95
Additional paid-in capital	11,319	€0	€0	€0	0	—		11,319
Foreign currency translation adjustment	(15)	€0	€0	€0	0	—		(15)
Treasury stock, 162,672 shares, at cost	(1,265)	€0	€0	€0	0	—		(1,265)
Other comprehensive income			€0	€0	0	60		60
Accumulated deficit / Retained Earnings	(200)	€2,553	€1,709	€4,262	5,770	(6,257	)(a)(c)	(687)
Total stockholders’ equity	9,934	€2,553	€1,709	€4,262	5,770	(6,197)		9,507

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,366	€12,622	€2,150	€14,772	$19,998	$11,679		$44,043

Optelecom, Inc.

Unaudited Pro Forma Combined Statement of Income

Twelve Months Ended December 31, 2004

(in thousands, except share data)

		NKF	NKF		NKF
		Dutch	US GAAP	NKF	US GAAP
	Optelecom,	GAAP	Adjustments	US GAAP	in U.S.	Pro Forma		Optelecom
	Inc.	in Euros	in Euros	in Euros	Dollars	Adjustments		Pro Forma
	(1)	(2)	(3)	(4)	(5)	(6)		(7)

Revenues	$19,395	€15,356	€0	€15,356	$19,100	$(65	)(c)	$38,430
Cost of goods sold	8,267	€6,040	€275	€6,315	7,855	(31	)(c)	16,090
Gross profit	11,128	€9,316	€-275	€9,041	11,245	(34)		22,340

Operating expenses:
Engineering, selling, general and administrative	8,858	€5,788	€144	€5,932	7,378	(728	)(c)	15,508
Total operating expenses	8,858	€5,788	€144	€5,932	7,378	(728)		15,508

Operating income	2,270	€3,528	€-419	€3,109	3,867	694		6,832

Other income (expense):
Exchange Differences	—	€-83	€0	€-83	(103)	—		(103)
Interest Income (expense)	20	€-122	€0	€-122	(152)	(1,421	)(e)	(1,553)
Total other income (expense)	20	€-205	€0	€-205	(255)	(1,421)		(1,656)

Income before income taxes	2,290	€3,323	€-419	€2,904	3,612	(727)		5,176

Benefit (provision) for income taxes	(695)	€-1,146	€166	€-980	(1,219)	240	(c)(e)	(1,675)

Net income	$1,595	€2,177	€-253	€1,924	$2,393	$(487)		$3,501

Basic earnings per share	$0.50							$1.11
Diluted earnings per share	$0.49							$1.07

Weighted avg shares outstanding - basic	3,159,285							3,159,285
Weighted avg shares outstanding - diluted	3,264,807							3,264,807

Optelecom, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

Amounts in 000’s

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition (pro forma) on the Company’s financial position and results of operations. The Company’s condensed consolidated balance sheet as of December 31, 2004 is based on the historical balance sheets of the Company as provided in the most recent 10-K financial reporting and NKF’s special purpose carve-out balance sheet as of December 31, 2004 represents financial activity for NKF through December 31, 2004. The Company’s condensed consolidated statement of income for the year ended December 31, 2004 is also based on the Company’s historical statements of income as provided in the most recent 10-K financial reporting and NKF’s special purpose carve-out statement of income for the year ended December 31, 2004 represents all financial activity for NKF through December 31, 2004. The pro forma condensed consolidated statement of income assumes the acquisition took place on January 1, 2004.

The foreign currency exchange rate used to translate the Euro denominated special purpose carve-out balance sheet at December 31, 2004 was 1.3538, the Euro to Dollar rate in effect on December 31, 2004.  The foreign currency exchange rate used to translate the Euro denominated special purpose carve-out statement of income for the year ended December 31, 2004 was 1.2438, the Euro to Dollar average rate for the four quarters of the year ended December 31, 2004.

The unaudited pro forma combined condensed financial statements give effect to the acquisition of NKF by Optelecom using the purchase method of accounting.   All amounts, except per share amounts are in thousands.

The purchase price consisted of a cash payment paid to Draka Holdings N.V. (“Seller) of $14,893,  a subordinated promissory note payable to the seller subject to post closing working capital adjustments of $9,315, which includes management’s estimate of the purchase price adjustment and direct acquisition costs of approximately $2,000 for a total purchase price of $26,208.

Records the components of the purchase consideration, related transaction costs and goodwill as follows:

Total purchase price	$24,208
Other direct costs incurred by Optelecom, Inc.	2,000
26,208
Net assets acquired	(6,346)

Excess of cost over fair value of net identifiable assets	$19,862

In order to fund the purchase price Optelecom entered into the following debt agreements.

Senior bank debt	$14,893
Subordinated note payable to the Seller	9,315

$24,208

The unaudited pro forma combined condensed financial statements have been prepared on the basis of assumptions relating to the allocation of the purchase price to the fair value of the assets acquired, including identifiable assets. The allocation was based on management’s preliminary estimates. The allocation is subject to revision upon completion of an independent third party valuation.

Note the following Pro-forma adjustments:

(a)                                  Records the acquisition of NKF Electronics.

Debit retained earnings for $5,770

Debit goodwill for $20,438

Credit long term debt for $24,208

Credit accounts payable for $2,000

(b)                                 Eliminates the cash balance of NKF at the time of the transaction since the Seller retained any and all available cash.

Debit goodwill for $4,849

Credit cash for $4,849

(c)                                  The NKF Electronics Solar Inverter activities, which were terminated in 2003, have been included in these special purpose carve-out financial statements but will not be transferred to Optelecom. NKF Electronics has ceased accepting new business but has continuing contractual obligations related to these solar inverter activities.

Debit warranty reserve for $846

Credit intercompany payable for $91

Debit revenues for $65

Credit cost of sales for $31

Credit operating expenses for $728

Debit provision for income taxes for $229

Credit income taxes payable (other liabilities) for $229

Credit foreign currency translation adjustment for $60

(d)                                 Eliminate the intercompany payable account to goodwill.

Debit intercompany payables for $8,759

Credit goodwill for $8,759

(e)                                  Record the interest incurred on the bank and subordinated notes payable at an annual rate of 6%.

Debit interest expense for $1,421

Credit interest payable for $1,421

Credit provision for income taxes for $469

Debit income taxes payable (other liabilities) for $469

Optelecom, Inc.

Unaudited Pro Forma Combined Statement of Income

Three Months Ended March 31, 2005

(in thousands, except share data)

		NKF
		US GAAP		Optelecom
	Optelecom-	in U.S.	Pro Forma	NKF Inc.
	NKF Inc.	Dollars	Adjustments	Pro Forma
	(1)	(2)	(3)	(4)

Revenues	$5,487	$4,431	$(1,698)	$8,220
Cost of goods sold	2,486	1,818	(575)	3,729
Gross profit	3,001	2,613	(1,123)	4,491

Operating expenses:
Engineering, selling, general and administrative	2,691	2,088	(615)	4,164
Total operating expenses	2,691	2,088	(615)	4,164

Operating income	310	525	(508)	327

Other income (expense):
Exchange Differences	—	81	—	81
Interest Income (expense)	(91)	(39)	(249)	(379)
Total other income (expense)	(91)	42	(249)	(298)

Income before income taxes	218	567	(757)	29

Benefit (provision) for income taxes	(68)	(177)	241	(4)

Net income (loss)	$151	$390	$(516)	$25

Basic earnings per share	$0.05			$0.01
Diluted earnings per share	$0.05			$0.01

Weighted avg shares outstanding - basic	3,193,575			3,193,575
Weighted avg shares outstanding - diluted	3,282,336			3,282,336

Optelecom, Inc. and Subsidiaries

Notes to the Unaudited Pro Forma Combined Condensed Statements of Operations

Amounts in 000’s

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition (pro forma) on the Company’s results of operations.  The Company’s condensed consolidated statement of operations for the three months ended March 31, 2005 is based on the Company’s historical statements of income as provided in the most recent 10-Q financial reporting and NKF’s condensed consolidated statement of operations for the three months ended March 31, 2005 represents all financial activity for NKF through March 31, 2005. The pro forma condensed consolidated statement of income assumes the acquisition took place on January 1, 2005.

The foreign currency exchange rate used for the statements of operations for the three months ended March 31, 2005 was 1.3124, the Euro to Dollar average rate for the first quarter of 2005.

The unaudited pro forma combined condensed financial statements give effect to the acquisition of NKF by Optelecom using the purchase method of accounting.   All amounts, except per share amounts are in thousands.

Column one (1) represents the results of the consolidated entity as reported in the company’s Form 10-Q for the quarter ended March 31, 2005.  This includes the results of NKF Electronics for the period from March 8, 2005 (the acquisition date) through March 31, 2005.

Column two (2) represents the results of NKF Electronics for the full quarter ended March 31, 2005.

Column three (3) represents the elimination of the results of NKF Electronics for the period from March 8, 2005 (the acquisition date) through March 31, 2005.  Additionally, there is an estimate of interest expense on the acquisition debt as if the acquisition debt had been incurred on January 1, 2005, net of applicable income tax savings.